(Translation from Chinese)

Listing Agreement

Contract No.: 001

Party A: Beijing Zhong Zhe Huang Holding Company Ltd ("Party A" or ZZH) a company registered in Beijing, China

Legal address: 338 Shun Wu, Chung Liu Building, Beijing, China

Party B: EastBridge Investment Group Corp (“Party B”), a company registered in the U.S

Legal address: 2101 E Broadway, #30, Tempe, AZ 85282 USA

Article 1—Listing Service

Whereas, Party A asks Party B to help list its stock on NYSE, NASDAQ, or OTCBB stock exchanges, directly or indirectly through a merger with a public company. Party A’s definition of its listing is for its stock to be published on a US stock market as a result of direct listing or through a merger with a public company. Party A has the right to refuse the proposed company with which to merge should it deem not appropriate. Party A and Party B will jointly decide the appropriate stock market to apply for listing.

Article 2—Authority and Preconditions

1.

Party B’s authority includes consultations, negotiations involved in the listing, and the handling of relevant formalities; Party B shall have the right to decide how to list on a US market for Party A in any legal manner conforming to US laws and relevant regulations thereof.

2.

Party A shall meet the following conditions before Party B agrees to take on this project as stipulated in Article 1 hereof:

a.

Party A shall provide Party B with financial reports for 2006, 2007 and 2008 issued by a local certified public accountant.

b.

Party A shall provide Party B with a quarterly financial report (annual financial report for the fourth quarter) issued by local certified public accountant on a quarterly basis.

Article 3—Term and Conditions

1.

Party B shall bring Party A public in 2009 on condition of Party A’s fulfillment of the following:

a.

Successful financial auditing for 2007 and 2008 in accordance with the US GAAS (Generally Accepted Auditing Standard) and GAAP (Generally Accepted Accounting Principles) prior to Party A’s successful listing;

b.

Party A has not suffered a loss greater than 20% of its assets as stated in its financial statement for December 2006;

c.

Party A is able to realize after-tax profits for 2007 and 2008 of at least RMB 5,000,000 and RMB 8,000,000, respectively; such pre-estimated after-tax profits shall be the basis of current market conditions, instead of guarantee or commitment.

d.

Party A is free from material law suits or scandals, etc., which are detrimental to the intangible assets of Party A.

2.

Party A agrees that the first day when the stock of Party A is freely traded on a US stock market shall be the date of this agreement’s expiration. Party A agrees Party B shall have fulfilled all its obligations on such a trading date. If by the end of 2009, Party A’s stock is still not freely traded in the U.S, the Parties agree to terminate this Listing Agreement.

Article 4—Party A’s Protection of Party B’s Interest

1. Party B agrees to bear the following expenses for the listing of Party A:

A.

Legal and consulting expenses;

B.

Expenses for 2 years (2007,2008) of GAAS/GAAP audits;

C.

SEC application fee, road show (Party A shall bear its own traveling expenses), one year of PR expenses;

D.

Expenses for merger with another listed company, merger legal expenses, and merger auditing expenses;

E.

Misc market maker fees, stock certificate printing and registration expenses;

2. In order to protect Party B’s interest already invested or to be invested, the Parties agree to the following conditions demanded by Party B:

A. If, for any reason or no reason, Party A does not want to be listed in the US, Party A agrees not to list in any manner, through any entity or via a legal or natural person, of its stock in any stock market of the world within three years after termination of this agreement. Should arbitration result in a finding that Party A violated this promise, Party A agrees to pay Party B USD 2,000,000 as compensation.

B. Party A confirms that on the date of and upon the execution this agreement, Party A’s shareholders and the ownership of stock held by them are:

1.  The original Party A’s shareholders and their total stock ownership of Party A’s stock is 75%;

2.  The total Party B’s stock ownership of Party A’s stock is 25%.

C.  After the execution hereof, Party A shall not, without written consent of Party B, change its stock equity structure.

D. Before Party A becoming public in the US, Party B shall share no dividend or power of board directorship.

Article 5—Timely Report

The Parties shall be liable for notifying the other party on a timely basis regarding the progress and change of the listing.

Article 6— Listing fees and Manner of Payment

1) The day before actual trading on a US stock market, Party A agrees to grant 25% of its stock ownership for a total consideration of ONE US dollar to Party B as the sole compensation for Party B’s listing services. And Party B agrees to accept such a compensation for its services.

Article 7—Consent to Invitation

Prior to the listing, in order for Party B to make efficient introduction of Party A to the US investors and the stock market, Party A agrees to invite Party B to attend its board meetings and senior management meetings to have some knowledge of its daily business operation.

Article 8—Confidentiality

Party A and Party B shall be liable for actively maintaining the confidentiality of the business secret of the other party or relevant to the listing.

Article 9—Applicable Law

For matters not included herein, Contract Law of the People’s Republic of China shall govern; implementation and construction of this Contract shall be governed by the laws of the People’s Republic of China.

Article 10—Dispute Settlement

For all disputes and differences relevant hereto or arising from performance hereof, the Parties shall first try to settle them through friendly consultation. If no agreement is reached within 30 days as of the date of the occurrence of the dispute or difference, either party may submit the dispute to Beijing International Arbitration Commission for arbitration in accordance with then applicable arbitration rules. The arbitration award shall be final, and binding on both parties.

Article 11 Entire Agreement

This Agreement shall be the final and complete contract between the Parties, and shall supersede all previous agreements between the Parties, oral or written.

Article 12—Miscellaneous

If this agreement has versions of more than one language, the Chinese version shall govern in case of dispute or inconsistency between them.

Article 13—Effectiveness and Modification

This agreement shall become effective as of the date when it is signed by both parties. The Parties may modify or supplement this agreement in writing, and written modification or supplementation to this agreement signed by the Parties shall be an integral part hereof, and shall have the same legal effect as this Contract.

Article 14—Duplicates

This agreement shall be served in 4 copies, with each party holding 2, each with the same legal effect.

Party A (signature and seal):                            Party B (signature and seal):

Authorized representative name,                    Authorized representative name,
signature and title:                                          signature and title:

/s/Han J F, President                                     /s/ Keith Wong, President

Date: Oct 04, 2007                                      Date: Oct 04, 2007